As filed with the Securities and Exchange Commission on June 27, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 25, 2025

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2025, B&G Foods and Jordan E. Greenberg mutually agreed that Mr. Greenberg will cease serving as our Executive Vice President and President of Spices & Flavor Solutions and following a transition period his last day of employment with our company will be August 24, 2025. We expect to enter into a separation agreement with Mr. Greenberg pursuant to which his separation will be treated as a termination without cause and, consistent with the terms of Mr. Greenberg’s employment agreement, he will receive certain severance and other benefits, including: (1) salary continuation payments of $750,269, which reflects payment of 160% of his annual base salary for an additional one year following his separation date, (2) one year of continued medical and dental coverage pursuant to COBRA, (3) a lump sum payment of $10,000, which reflects the estimated market value of life insurance and disability benefits for one year, (4) the accelerated vesting on his separation date of 48,482 shares of restricted stock, and (5) one additional year of service credit under our defined benefit pension plan. Pursuant to the terms of Mr. Greenberg’s performance share long-term incentive award agreements, Mr. Greenberg will also be entitled to pro rata vesting and payment of performance shares, in each case subject to our company’s achievement of performance metrics over the remainder of the applicable performance periods. The separation agreement is also expected to include customary confidentiality, non-competition, non-solicitation and non-disparagement provisions and a general release by Mr. Greenberg of claims against our company and certain related persons and entities.

Andrew D. Vogel, currently our Executive Vice President and President of Meals, will assume Mr. Greenberg’s responsibilities on an interim basis, and his new title will be Executive Vice President and President of Meals and Interim President of Spices & Flavor Solutions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: June 27, 2025	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President, General Counsel and Secretary